                                                                   EXHIBIT 10.18



                           ASSET PURCHASE AGREEMENT

                                     among

                              VTEK, INC. (BUYER),

                       TELESENSORY CORPORATION (PARENT)

                         SENSORY SYSTEMS LTD (SELLER)

                                      and

                          JOHN TILLISCH (STOCKHOLDER)


                            Dated:  March 29, 1996

                              TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
ARTICLE I - DEFINITIONS............................................................   1

ARTICLE II - PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES.........................   5
     2.1   Assets to be Purchased..................................................   5
     2.2   Excluded Assets.........................................................   6
     2.3   Liabilities to be Assumed...............................................   6
     2.4   Excluded Liabilities....................................................   6
     2.5   Sale of Undertaking.....................................................   7

ARTICLE III - PURCHASE PRICE.......................................................   7
     3.1   Delivery of Purchase Price..............................................   7
     3.2   Adjustment of Purchase Price............................................   8
     3.3   Additional Adjustment of Purchase Price.................................   8
     3.4   Post-Closing Adjustments................................................   8

ARTICLE IV - CLOSING; CLOSING DELIVERIES...........................................   9
     4.1   Closing.................................................................   9
     4.2   Seller's Closing Deliveries.............................................   9
     4.3   Buyer's Closing Deliveries..............................................  10
     4.4   Prorations at Closing...................................................  10

ARTICLE V - REPRESENTATIONS AND WARRANTIES
           OF SELLER AND STOCKHOLDER...............................................  10
     5.1   Organization; Qualification.............................................  11
     5.2   Authorization...........................................................  11
     5.3   Valid and Binding Agreement.............................................  11
     5.4   No Violation............................................................  12
     5.5   Consents, Filings.......................................................  12
     5.6   Good Title..............................................................  12
     5.7   Financial Statements....................................................  12
     5.8   No Undisclosed Liabilities..............................................  12
     5.9   Events Subsequent to December 31, 1995..................................  13
     5.10  Tangible Assets.........................................................  14
     5.11  Supplies................................................................  14
     5.12  Owned Real Property.....................................................  14
     5.13  Real Property Leases....................................................  14
     5.14  Customers and Suppliers.................................................  15
     5.15  Agreements..............................................................  16
     5.16  Intellectual Property...................................................  17
     5.17  Labor Matters...........................................................  17

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                   PAGE
                                                                                   ----
     5.18  Employee Benefit Plans................................................... 19
     5.19  Environment, Health and Safety........................................... 19
     5.20  Inventories and Accounts Receivable...................................... 20
     5.21  Powers of Attorney....................................................... 21
     5.22  Guaranties............................................................... 21
     5.23  Compliance with Law...................................................... 21
     5.24  Taxation................................................................. 21
     5.25  Litigation............................................................... 23
     5.26  Brokers.................................................................. 23
     5.27  Product Warranty......................................................... 23
     5.28  Product Liability........................................................ 23
     5.29  Disclosure............................................................... 23
     5.30  Investment............................................................... 23

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF BUYER................................ 24
     6.1   Organization............................................................. 24
     6.2   Authorization............................................................ 24
     6.3   Valid and Binding Agreement.............................................. 24
     6.4   No Violation............................................................. 24
     6.5   Consents: Filings........................................................ 24

ARTICLE VII - CERTAIN COVENANTS OF THE PARTIES..................................... 25
     7.1   Conduct of Business...................................................... 25
     7.2   Access................................................................... 25
     7.3   Consents to Assignment................................................... 25
     7.4   Advice of Changes........................................................ 26
     7.5   Books and Records........................................................ 26
     7.6   Mail..................................................................... 26
     7.7   Confidentiality.......................................................... 26
     7.8   Reasonable Efforts....................................................... 26
     7.9   Collection of Retained Receivable........................................ 26
     7.10  Standoff Agreement....................................................... 27
     7.11  Registration Rights...................................................... 27
     7.12  Repatriation of Agreement................................................ 28

ARTICLE VIII - CONDITIONS TO THE OBLIGATIONS OF BUYER............................... 28
     8.1   Representations and Warranties........................................... 28
     8.2   Performance of Covenants................................................. 28
     8.3   No Pending Action........................................................ 28

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                   PAGE
                                                                                   ----
     8.4   Regulatory Approval...................................................... 29
     8.5   Material Adverse Change.................................................. 29
     8.6   Removal of Liens......................................................... 29
     8.7   Consents................................................................. 29
     8.8   Opinion of Counsel....................................................... 29
     8.9   Employment Agreement..................................................... 29
     8.10  Non-Competition Agreement................................................ 29
     8.11  Financing................................................................ 29
     8.12  Diligence................................................................ 29
     8.13  Leases................................................................... 29
     8.14  Closing Certificates..................................................... 29
     8.15  Value Added Tax.......................................................... 30
     8.16  Employee Plans........................................................... 30

ARTICLE IX - CONDITIONS TO THE OBLIGATIONS OF SELLER................................ 30
     9.1   Representations and Warranties........................................... 30
     9.2   Performance of Covenants................................................. 30
     9.3   No Pending Action........................................................ 30
     9.4   Regulatory Approval...................................................... 30
     9.5   Closing Certificates..................................................... 30
     9.6   Opinion of Counsel....................................................... 31
     9.7   Leases................................................................... 31

ARTICLE X - SURVIVAL AND INDEMNIFICATION............................................ 31
     10.1  Survival................................................................. 31
     10.2  Indemnification of Buyer's Indemnified Persons........................... 31
     10.3  Indemnification of Seller's Indemnified Persons.......................... 32
     10.4  Escrow Fund.............................................................. 32
     10.5  Offset of Payments under Noncompetition Agreement........................ 33
     10.6  Limitation of Liability of Seller and Stockholder........................ 33
     10.7  No Limitations........................................................... 34
     10.8  Assumption and Defense of Third-Party Claims............................. 34
     10.9  Notice................................................................... 34
     10.10 Cooperation.............................................................. 35

ARTICLE XI - TERMINATION............................................................ 35
     11.1  Termination of Agreement................................................. 35
     11.2  Effects of Termination................................................... 35

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                   PAGE
                                                                                   ----
ARTICLE XII - GENERAL PROVISIONS.................................................... 36
     12.1    Amendment and Waiver................................................... 36
     12.2    Notices................................................................ 36
     12.3    Counterparts........................................................... 37
     12.4    Assignment and Succession.............................................. 37
     12.5    Further Assurances..................................................... 37
     12.6    Entire Transaction..................................................... 37
     12.7    Remedies Cumulative.................................................... 37
     12.8    Governing Law.......................................................... 38
     12.9    Arbitration............................................................ 38
     12.10   Attorneys' Fees........................................................ 38
     12.11   Headings............................................................... 38
     12.12   Expenses............................................................... 38
     12.13   No Third-Party Beneficiaries........................................... 38
     12.14   Severability........................................................... 39

EXHIBIT A - NON-COMPETITION AGREEMENT
EXHIBIT B - ESCROW AGREEMENT
EXHIBIT C - OPINION OF TITMUSS SAINER & DECHERT
EXHIBIT D - EMPLOYMENT AGREEMENT
EXHIBIT E - OPINION OF WILSON, SONSINI, GOODRICH & ROSATI
EXHIBIT F - LEASE ASSIGNMENT
EXHIBIT G - VALUE ADDED TAX

ANNEX I - DECEMBER 31 BALANCE SHEETS
ANNEX II - UNAUDITED ACCOUNTS FOR JANUARY AND FEBRUARY 1996

                           ASSET PURCHASE AGREEMENT
                           ------------------------


     This Asset Purchase Agreement (the "Agreement") is dated as of March 29, 1996 by and among VTEK, Inc., a Nevada corporation ("Buyer") and wholly-
                                                         -----
owned subsidiary of Telesensory Corporation, a California corporation ("Parent"), Sensory Systems Ltd., a private company limited by shares
  ------
incorporated under the laws of England and Wales (the "Seller"), and John
                                                       ------
Tillisch, the sole stockholder of Seller, (the "Stockholder").
                                                -----------

     Seller is engaged in the business directly and through its wholly-owned subsidiary Teletec Sarl, a company organized and existing under the laws of France (the "Subsidiary") of distributing and selling products for visually
             ----------
impaired and blind individuals (the "Business").
                                     --------

     Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, substantially all of the assets relating to the Business, except certain excluded assets, all as hereinafter more specifically described.

     In consideration of the foregoing and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

            (a) Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meaning specific in this Article I.

            "Affiliate" means, with respect to any Person, any other Person who,
             ---------
directly or indirectly, controls, is controlled by or is under common control with such Person.

            "Assets" has the meaning set forth in Section 2.1.
             ------

            "Assumed Contracts" has the meaning set forth in Section 2.1(g).
             -----------------

            "Assumed Liabilities" has the meaning set forth in Section 2.3.
             -------------------

            "Business" has the meaning set forth in the preamble hereto.
             --------

            "Buyer" has the meaning set forth in the preamble hereto.
             -----

            "Buyer's Indemnified Persons" has the meaning set forth in Section
             ---------------------------
10.2.

            "Closing" has the meaning set forth in Section 4.1.
             -------

            "Closing Date" has the meaning set forth in Section 4.1.
             ------------

            "Confidential Information" means any information concerning the
             ------------------------
Business other than information that (a) was already known to the Person having a duty to keep confidential such information on a nonconfidential basis prior to the time of disclosure, (b) is or becomes generally available to the public through no act or omission of such Person or (c) becomes available to such Person on a nonconfidential basis from a source other than any party hereto (or any agent or representative thereof) if such source was not under a prohibition against disclosing the information to such Person.

            "December 31 Balance Sheets" means the consolidated audited balance
             -------------------------
sheets of the Seller and the Subsidiary, dated December 31, 1995 and the audited balance sheet of the Seller dated December 31, 1995, copies of which, together with the other Financial Statements, are attached hereto as Annex I. When
                                                            -------
reference is made in this Agreement to any asset or liability being "set forth on the face of the December 31 Balance Sheets," such reference shall mean that the asset or liability is taken into account in the information set forth on the face of the December 31 Balance Sheets and does not mean that there necessarily is a separate line item for that asset or liability on the December 31 Balance Sheets.

            "Employees" has the meaning set forth in Section 5.17.
             ---------

            "Environmental, Health and Safety Requirements" has the meaning set
             ---------------------------------------------
forth in Section 5.19.

            "Excluded Assets" has the meaning set forth in Section 2.2.
             ---------------

            "Expiration Date" means (i) with respect to the representations and
             ---------------
warranties in Sections 5.19 and 5.24, four years from the Closing Date, (ii) with respect to the representations and warranties in Sections 5.1 through 5.4 and 6.1 through 6.4, six years from the Closing Date, and (iii) with respect to all other representations and warranties in this Agreement, one year from the Closing Date.

            "Financial Statements" means the December 31 Balance Sheets and the
             --------------------
unaudited balance sheets for the months ended January and February, 1996 and the related unaudited income statements for the months ended January and February, 1996, copies of which are attached as Annex II.

            "GAAP" means generally accepted accounting principles as
             ----
consistently applied in the United Kingdom (or France with respect to the Subsidiary) as in effect from time to time.

            "Governmental Agency" means any local, foreign or other governmental
             -------------------
agency, instrumentality, commission, authority, board or body.

            "Hazardous Materials" means pollutants, contaminants and chemical,
             -------------------
industrial and hazardous materials and waste, and shall include, but not be limited to, all substances regulated under Environmental, Health and Safety Requirements.

            "Intellectual Property" means all inventions (whether patentable or
             ---------------------
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, patent disclosures and inventions; all mask works; all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof, and all goodwill associated therewith; all copyright works and all copyrights; all applications, registrations, applications and renewals for any of the foregoing; all trade secrets, confidential business information, ideas, know-how, production processes and techniques, research information, drawings, specifications, designs, plans, improvements, technical and computer data, documentation and computer software, financial, business and marketing plans, customer and supplier lists and related information and all other proprietary rights; and all copies and tangible embodiments of the foregoing.

            "Intercompany Payables" means any Liability owed by the Seller or
             ---------------------
any of its Affiliates to the Buyer or Parent and any Liability owed by Subsidiary to Seller.

            "Liability" means any liability or obligation (whether known or
             ---------
unknown, absolute or contingent, liquidated or unliquidated or due or to become due), including any liability for Taxes.

            "Lien" means any lien, mortgage, pledge, security interest,
             ----
restriction, charge or other similar encumbrances.

            "Losses" has the meaning set forth in Section 10.2.
             ------

            "Material Adverse Change" means any material adverse change in the
             -----------------------
business, financial condition or results of operations of the Seller relating to the Business or the prospects or customer or supplier relations of the Seller relating to the Business taken as a whole, including, without limitation, any material adverse legislation or rule making.

            "Material Adverse Effect" means any material adverse effect on the
             -----------------------
Assets, business, financial condition or results of operations of the Seller relating to the Business or the prospects or customer or supplier relations of the Seller relating to the Business.

            "Non-Competition Agreement" means the Non-Competition Agreement
             -------------------------
between John Tillisch and Buyer, dated March 29, 1996, substantially in the form attached hereto as Exhibit A.
                   ---------

            "Ordinary Course of Business" means the ordinary course of business
             ---------------------------
consistent with past practice (including with respect to quantity, quality and frequency).

            "Permitted Liens" means liens or charges arising by operation of law
             ---------------
in the Ordinary Course of Business.

            "Person" means any individual, partnership, joint venture,
             ------
corporation, trust, unincorporated organization or other entity.

            "Property" has the meaning set forth in Section 5.13.
             --------

            "Purchase Price" has the meaning set forth in Section 3.1.
             --------------

            "Retained Payables" means all of the accounts payable of the Seller,
             -----------------
except any payables due from Seller to Parent but including, without limitation, United Kingdom Corporation Tax and Value Added Tax ("VAT").

            "Retained Receivables" means all of the accounts receivable of the
             --------------------
Seller, except any accounts receivable of Seller arising from an Intercompany Payable.

            "Returns" has the meaning set forth in Section 5.24.
             -------

            "Securities Act" means the United States Securities Act of 1933, as
             --------------
amended.

            "Seller" has the meaning set forth in the preamble hereto.
             ------

            "Seller's Indemnified Persons" has the meaning set forth in Section
             ----------------------------
11.3.

            "Shares" has the meaning set forth in Section 3.1.
             ------

            "Subsidiary" has the meaning set forth in the preamble hereto.
             ----------

            "Tax," "Taxation" or "Taxes" has the meaning set forth in Section
             ---    --------      -----
5.24.

            "Third-Party Claim" has the meaning set forth in Section 10.5(a).
             -----------------

            "Tangible Net Worth of Seller" means the consolidated aggregate
             ----------------------------
assets of Seller, less the consolidated aggregate liabilities, excluding (i) any intangibles such as goodwill and (ii) the book value or investment value of the shares of the Subsidiary. In calculating the Tangible Net Worth of Seller, inventory shall be valued at the lower of cost or market value, using Seller's and Subsidiary's historical methods of valuation, which exclude shipping costs and import duty as a component of inventory cost and which shall be interpreted to reduce to zero value any items which do not represent current product lines and in the opinion of Buyer (i) cannot reasonably be expected to be sold within six months for a positive margin contribution or (ii) which do not otherwise provide a reasonable opportunity to realize the stated value within six months. Office equipment, furnishings and similar tangible assets shall be valued at their stated net book value, including depreciation as if such depreciation has been taken in accordance with GAAP. To be included in such valuation, each tangible asset must be physically located and identified to the satisfaction of Buyer.


            (b) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section or other subdivision of this Agreement.

            (c) Except where the context otherwise requires, where reference in this Agreement, and in any document, certificate, annex, schedule or exhibit delivered by Seller or on its behalf to Buyer pursuant to this Agreement, is made to any United Kingdom statutory provisions (including subsidiary legislation) or any principle or procedure of or under English law or equity in relation to any statement concerning, or any matter or thing required to be done or document signed, executed and/or delivered by or on behalf of or in relation to, any corporation that is not incorporated in England and Wales, such reference shall be deemed to be made to the provision, principle or procedure of the jurisdiction of incorporation of the corporation that corresponds most closely or is similar in effect to the relevant provision, principle or practice of English law and equity.


                                  ARTICLE II

                 PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES

     2.1    Assets to be Purchased.  On the terms and subject to the conditions
            ----------------------
of this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer all of its right, title and interest in and to all of the assets (tangible and intangible) relating to the Business including all assets as set forth on the December 31 Balance Sheets and not disposed of in the Ordinary Course of Business since that date and all other assets acquired by Seller relating to the Business after the date of the December 31 Balance Sheets up to the Closing (the "Assets"), other than the Excluded Assets (as defined
                        ------
below), including, without limitation, all:

            (a)  real property, leaseholds and subleaseholds listed on Schedule
2.1 (including all fixtures and improvements);

            (b)  all of the outstanding shares in the Subsidiary;

            (c) machinery, equipment, inventory, supplies, vehicles and other tangible personal property;

            (d)  client records and information;

            (e)  advertising and promotional materials and other printed matter;

            (f)  files, books and records and data (in whatever form);

            (g) agreements to which Seller is a party that are not fully performed as of the Closing Date and which are set forth on Schedule 5.15 attached hereto (the "Assumed Contracts");
                      -----------------

            (h) licenses, permits and authorizations which are transferable or salable under English law;

            (i)  Intellectual Property;

            (j) rights of Seller in Intellectual Property under employment and consulting agreements to which Seller is a party;

            (k)  goodwill as a going concern; and

            (l)  intercompany receivables from Subsidiary.


     2.2    Excluded Assets.  The following assets (the "Excluded Assets")
            ---------------                              ---------------
relating to the Business shall be excluded from the Assets:

            (a) the rights of Seller to tax and other refunds and tax and other credits or rebates associated with the Business relating to the period prior to the Closing;

            (b) the rights of Seller under this Agreement and the other agreements, documents and instruments to be executed pursuant hereto;

            (c)  bank accounts, credit cards, cash and cash equivalents; and

            (d)  all rights to the Retained Receivables.

     2.3    Liabilities to be Assumed.  Except as set forth in Section 2.4,
            -------------------------
on the terms and subject to the conditions of this Agreement, at the Closing, Buyer without further action or the execution of any other instruments, shall assume and shall perform, pay or discharge, as the same shall become due, the following Liabilities (the "Assumed Liabilities") relating to the Business:
                           ---------------------

            (a) Liabilities of Seller and Subsidiary arising from or relating to the conduct of the Business after the Closing Date;

            (b) Liabilities under the Assumed Contracts arising on or after the Closing Date; and

            (c)  Intercompany Payables; and

            (d) All liabilities that are economically measurable and are reflected on the Closing Balance Sheet of the Subsidiary.

     2.4    Excluded Liabilities.  Seller shall retain (and Buyer shall not
            --------------------
assume or agree to perform, pay or discharge) all Liabilities of Seller and Subsidiary, whether or not related to the Business or Assets, other than the Assumed Liabilities (the "Excluded Liabilities"), including, without limitation,
                          --------------------
the following Liabilities:

            (a) Liabilities of Seller and Subsidiary arising from or relating to the conduct of the Business prior to the Closing (including, without limitation, all Retained Payables and Liabilities for Taxes of Seller and Subsidiary) except to the extent assumed specifically under this Agreement in
Section 2.3;

            (b) Liabilities for any employee benefits extended by Seller or Subsidiary to or with respect to current or former employees of Seller and/or the Subsidiary, including special benefits for particular employees of the Business, arising from or relating to the conduct of the Business prior to the Closing;

            (c) any Liability of Seller or Subsidiary arising under Environmental, Health and Safety Requirements (i) with respect to the Business based on any transaction, status, event, condition, occurrence or situation existing, arising, or occurring at any time on or prior to the Closing, including, without limitation, any Liability relating in any way (A) to the presence of Hazardous Materials at, on, in or under any real property owned, operated or used by Seller or Subsidiary at any time prior to the Closing, or the migration of Hazardous Materials under or from the any real property owned, operated or used by Seller at any time prior to the Closing and (B) the offsite treatment, storage, disposal or other disposition of Hazardous Materials generated by Seller or Subsidiary in connection with the Business or (ii) whenever arising with respect to (A) any assets, property or operations of Seller or Subsidiary other than the Business and the Assets; or (B) any assets or property formerly owned, operated or used by Seller or Subsidiary; and

            (d) any Liability arising from the conduct of the Business prior to the Closing with respect to the misappropriation or infringement by the Seller or Subsidiary of any patent or other Intellectual Property of any third party.

     2.5    Sale of Undertaking. The parties acknowledge that the transfer
            -------------------
of the Assets pursuant to this Agreement constitutes a relevant transfer of the undertaking of the Business for the purposes of the UK Transfer of Undertakings (Protection of Employment) Regulations 1981, as amended, and accordingly, the Seller and the Stockholder agree to use all reasonable efforts to assist in the transfer of the employment of the employees under the Business to the employment of the Buyer or such other UK Affiliate to which the Assets may be transferred at or following Closing.


                                  ARTICLE III

                                PURCHASE PRICE

     3.1    Delivery of Purchase Price.  In consideration for the Assets, at
            --------------------------
the Closing, Buyer shall pay and deliver to Buyer's attorney, prior to Closing and for the benefit of Seller at Closing, good funds in the amount of one million two hundred ninety thousand British pounds ((Pounds)1,290,000), subject to adjustment as set forth in Sections 3.2 and 3.3 below and Buyer shall deliver to the Escrow Agent for deposit into an escrow account on behalf of Seller a certificate representing 100,000 shares of the Common Stock of Parent (the "Shares") issued in the Seller's name. The Shares shall be placed in the Escrow Account as partial security for the indemnity obligations set forth in Section
10.2 below, and will be governed by an Escrow Agreement substantially in the form of Exhibit B attached hereto. The amount to be paid for the Assets
        ---------
pursuant to this Section 3.1 is referred to herein as the "Purchase Price".
                                                           --------------

     3.2    Adjustment of Purchase Price.  Not less than 48 hours prior to
            ----------------------------
the Closing, Seller shall deliver to Buyer Seller's good faith estimate of the amount of the Seller's cash and cash equivalents, Intercompany Payables, Retained Payables and Retained Receivables (the "Closing Estimate"). The cash
                                                 ----------------
portion of the Purchase Price payable by Seller pursuant to Section 3.1 shall be adjusted by the following (collectively referred to as the Purchase Price Adjustment Items):

            (a) decreased by the aggregate amount of cash and cash equivalents owned by the Seller at the time of the Closing;

            (b) increased by the aggregate amount of Retained Payables existing at the Closing; and

            (c) decreased by the aggregate amount of Retained Receivables existing at the Closing;

            (d) decreased by the amount for both Seller and Subsidiary of all accrued but unpaid vacation owed to employees, the warranty reserve expense for previously-delivered goods (as agreed by the parties in the Closing Balance Sheet and thereafter to not be the subject of any further adjustment based on actual experience), and unearned revenue from service contracts.

            (e) increased by the duties and shipping costs associated with goods in stock of Seller and Subsidiary at the Closing and actually paid by Seller and Subsidiary.

     3.3    Additional Adjustment of Purchase Price.  After adjusting the
            ---------------------------------------
Purchase Price as set forth in Section 3.2, the Purchase Price shall be further increased or decreased by the amount by which the Tangible Net Worth of Seller at the Closing is greater than or less than (Pounds)731,500.

     3.4    Post-Closing Adjustments.  Within 45 days after the Closing Date,
            ------------------------
Buyer shall deliver to Seller a report (the "Adjustment Report") setting forth
                                             -----------------
any adjustments in the Closing Estimate and a balance sheet setting forth any adjustment in the Tangible Net Worth of Seller (the "Closing Date Balance
                                                     --------------------
Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with GAAP, but shall be unaudited. During the period from the Closing Date until the date of agreement or determination of the Adjustment Report and the Closing Date Balance Sheet and during the period of any dispute within the contemplation of
Section 3.4(a), Buyer shall provide Seller and its advisors reasonable access, during normal business hours, to the assets, books, records, facilities and employees of Buyer and shall cooperate with Seller in order to enable Seller to review the preparation of the Adjustment Report and the Closing Date Balance Sheet or to investigate the basis for any such dispute.

            (a)(i) Seller shall have a period of fifteen business days after its receipt of the Adjustment Report and the Closing Date Balance Sheet to dispute any amounts reflected thereon if such disputed amounts would in the aggregate affect the Purchase Price by more than (Pounds)5,000; provided, that Seller shall notify Buyer in writing of each disputed item in reasonable detail and shall specify the amount thereof in dispute within such fifteen business-day period. If no objections are raised within such fifteen business-day period, the Adjustment Report and the Closing Date Balance Sheet shall be final, binding and conclusive upon all of the parties hereto.

                    (ii) In the event of any such dispute, Buyer and Seller shall attempt to resolve the matter or matters in dispute and, if resolved as to any disputed amounts, such resolution shall be final, binding and conclusive on all of the parties hereto. If any such resolution by Buyer and Seller leaves in dispute amounts, not in excess of (Pounds)5,000 in the aggregate, all such amounts remaining in dispute shall then be deemed to have been resolved in favor of the Adjustment Report and the Closing Date Balance Sheet as delivered by Buyer to Seller.

                    (iii) If such dispute cannot be resolved by Buyer and Seller within fifteen business days of the written notice of dispute delivered under Section 3.4(a)(i), then the specific matters in dispute shall be promptly submitted by Buyer to a firm of independent public accountants of national reputation in the United Kingdom selected by Buyer and reasonably acceptable to Seller (the "Independent Accounting Firm" ), which firm shall make a final determination as to such matter or matters. The Independent Accounting Firm shall send its written determination to both Buyer and Seller within fifteen days of such submission. The fees and disbursements of the Independent Accounting Firm shall be allocated between Buyer, on the one hand, and Seller, on the other, in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

                    (iv) Buyer and Seller agree to cooperate with each other and each other's representatives and with the Independent Accounting Firm pursuant to Section 3.4(a)(iii) in order that any and all matters in dispute shall be resolved as soon as is practicable.

            (b) Within three (3) business days after the Adjustment Report and the Closing Date Balance Sheets become final, Buyer shall pay Seller the aggregate amount by which the Purchase Price is increased thereby or Seller shall pay Buyer the aggregate amount by which the Purchase Price is decreased thereby.


                                  ARTICLE IV

                          CLOSING; CLOSING DELIVERIES

     4.1    Closing.  The closing of the transactions contemplated by this
            -------
Agreement (the "Closing") shall take place at the offices of Wilson, Sonsini,
                -------
Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California at 7:00 a.m. on March 29, 1996 or at such other time and date as shall be agreed to by the parties hereto (the "Closing Date").
                     ------------

     4.2    Seller's Closing Deliveries.  At the Closing, Seller covenants and
            ---------------------------
agrees to deliver to Buyer the following:

            (a) duly executed instruments of assignment of all Intellectual Property of Seller included in the Assets, in form and substance satisfactory to Buyer; and

            (b) duly executed instruments of assignment of all of the shares of Subsidiary, in form and substance satisfactory to Buyer;

            (c) such other documents and instruments as may be reasonably necessary to transfer the Assets to Buyer and otherwise to carry out the transactions contemplated by this Agreement and to comply with the terms hereof, in form and substance reasonably satisfactory to Buyer.

     In the case of Assets, title to which is capable of transfer by delivery, title to all of such Assets shall pass to Buyer at Closing and delivery shall be deemed to take place at the properties where the Assets shall be used or stored, where applicable.

     4.3    Buyer's Closing Deliveries.  At the Closing, Buyer covenants and
            --------------------------
agrees to deliver to the Escrow Agent the certificate referred to in Section 3.1 and to the Seller or its solicitors or attorneys:

            (a)  the Purchase Price in accordance with Section 3.1;

            (b) such other documents and instruments as may be reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof, in form and substance reasonably satisfactory to Seller.

     4.4    Prorations at Closing.  Prepayments made by Seller in relation to
            ---------------------
the Business, and charges for rent, license and lease payments for real and personal property included in the Assets, water, sewer, disposal and garbage, gas, electricity, telephone, license and permit fees, remuneration of employees and other operating expenses of the Business shall be prorated as of the Closing Date so that Seller will bear the portion of all such charges attributable to any period through the Closing Date, and Buyer shall bear all such charges attributable to the period after the Closing Date. Seller and Buyer shall each cooperate with each other diligently and promptly to correct any errors in proration computations or estimates after the Closing Date and shall promptly pay to the party entitled thereto any refund, credit or other payment necessary to comply with the requirements of this Section 4.4.

                                   ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDER

          Subject to the exceptions set forth in the disclosure schedule attached to this Agreement (the "Disclosure Schedule"), Seller and Stockholder hereby jointly and severally represent and warrant to Buyer as at the Closing Date as hereinafter provided in this Article V. Matters disclosed in the Disclosure Schedule shall be deemed to qualify only the specific representation and warranty referred to by section therein and herein, but matters disclosed in subsections of the Disclosure Schedule shall be deemed responsive to all matters referred to within that section. All representations and warranties in this Article V with reference to Seller shall be deemed to refer, in addition, to the Subsidiary, except for the references to Seller appearing in Sections 5.1(a), 5.1(b), 5.2, 5.3 and 5.7.

     5.1    Organization; Qualification.
            ---------------------------

            (a) Seller is a private company limited by shares duly incorporated and validly existing under and by virtue of the laws of England and Wales. The Seller has the corporate power and authority to own or lease the assets owned or leased by it and to carry on its business as currently conducted. Stockholder is the sole stockholder of Seller.

            (b) Seller is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of its activities or where the character of its properties makes such qualification or licensing necessary.

            (c) Seller has no subsidiaries or affiliates (other than Stockholder) and does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership, joint venture or other entity except for the Subsidiary, which is wholly-owned. Subsidiary is a corporation duly organized and validly existing under the laws of France and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Subsidiary is qualified or licensed to conduct its business in each jurisdiction where it conducts its business.

            (d) Except as set forth in the Disclosure Schedule, Subsidiary is treated as a resident for Taxation purposes in the United Kingdom and not in any other jurisdiction and carries on its part of the Business in the United Kingdom and not in any other jurisdiction.

     5.2    Authorization.  Each of Seller and Stockholder has the power and
            -------------
authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by each of them pursuant hereto and to carry out the transactions contemplated hereby and thereby. The board of directors and stockholders of Seller have duly authorized the execution and delivery of this Agreement and the other agreements, documents and instruments to be executed and delivered by it pursuant hereto and the consummation by it of the transactions contemplated hereby and thereby. No further corporate or other proceedings on the part of Seller or Stockholder is necessary to authorize this Agreement or the other agreements, documents and instruments to be executed and delivered by Seller and Stockholder pursuant hereto or the transactions contemplated hereby or thereby.

     5.3    Valid and Binding Agreement.  When executed and delivered, this
            ---------------------------
Agreement and each of the other agreements, documents and instruments to be executed and delivered by Seller or Stockholder pursuant hereto will constitute valid and binding agreements of Seller or Stockholder, enforceable against them in accordance with their terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

     5.4    No Violation.  Except as set forth on the Disclosure Schedule or,
            ------------
in the case of clauses (b) and (c) which would not, individually or in the aggregate, have a Material Adverse Effect, neither the execution and delivery of this Agreement or the other agreements, documents and instruments to be executed and delivered by Seller or Stockholder pursuant hereto nor the consummation by Seller and Stockholder of the transactions contemplated hereby or thereby will
(a) violate any provision of the Seller's Memorandum of Association and Articles of Association (or similar governing instruments), (b) violate or conflict with any applicable statute, law, ordinance, rule, regulation, order, judgment or decree or (c) violate, conflict with, constitute a default (or an event which, with notice or lapse of time, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any Lien upon any of the Assets under, any contract, commitment, understanding, arrangement, agreement or restriction of any kind to which Seller, Stockholder or any of the Assets is subject or by which Seller or Stockholder are bound.

     5.5    Consents, Filings.  Except as set forth on the Disclosure Schedule,
            -----------------
no registration or filing with, or consent, approval, permit, authorization or action of, any third party (including any Governmental Agency or other Person) is required in connection with the execution and delivery by Seller and Stockholder, or each of them, of this Agreement or the other agreements, documents and instruments to be executed and delivered by Seller or Stockholder pursuant hereto or the consummation by Seller and Stockholder, or each of them, of the transactions contemplated hereby or thereby.

     5.6    Good Title.  Except as set forth on the Disclosure Schedule,
            ----------
Seller has the unrestricted and unqualified power and right to sell, convey, transfer, assign and deliver to Buyer the Assets, (excluding for the purpose of this Section 5.6 the leasehold interest in real property which is being assigned pursuant to the agreement set out in Exhibit F which agreement governs matters
                                     ---------
of title as is expressly incorporated in this Section 5) free and clear of any and all Liens other than Permitted Liens. The instruments of assignment and transfer provided for in Section 4.2, when executed and delivered by Seller at the Closing, will constitute valid and binding obligations of Seller and will vest in Buyer (a) good, valid and marketable title to the Assets (other than rights to Assumed Contracts) and (b) subject to Section 7.3, all rights of Seller under such Assumed Contracts. Upon consummation of the transactions contemplated by this Agreement, Buyer shall, subject to Section 5.16, hold or have appropriate right to use all assets (including contracts), property, real and personal, used or held for use by the Business immediately prior to the transactions contemplated herein or otherwise necessary for the conduct of the Business as was conducted by Seller immediately prior to the execution of this Agreement, including the assets which are reflected on the December 31 Balance Sheets other than those disposed of in the Ordinary Course of Business since that date and other than the Excluded Assets or as contemplated in Section 7.3.

     5.7    Financial Statements.  Except as set forth on the Disclosure
            --------------------
Schedule, the Financial Statements present a true and fair view of the assets, liabilities, financial condition and results of operations of Seller and Subsidiary relating to the Business for the periods ended and as of the dates indicated and have been prepared in accordance with GAAP as applicable to Seller and Subsidiary.

     5.8    No Undisclosed Liabilities.  Seller has no Liabilities relating
            --------------------------
to the Business required to be disclosed in financial statements prepared in accordance with GAAP consistently applied except (a) as and to the extent of the amounts reflected or reserved against on the December 31 Balance Sheets or as set forth on the Disclosure Schedule and (b) Liabilities incurred in the Ordinary Course of Business since the date thereof and, except as set forth on the Disclosure Schedule, Seller has no other Liabilities relating to the Business.

     5.9    Events Subsequent to December 31, 1995.  Except as set forth on
            --------------------------------------
the Disclosure Schedule or except to the extent not material to the Business, since December 31, 1995, Seller has not, in relation to the Business:

            (a)  suffered any Material Adverse Change;

            (b) incurred any Liabilities other than current Liabilities incurred, or obligations under contracts entered into, in the Ordinary Course of Business;

            (c) paid, discharged or satisfied any claim, Lien or Liability, other than any claim, Lien or Liability (i) reflected or reserved against on the December 31 Balance Sheets and paid, discharged or satisfied in the Ordinary Course of Business since December 31, 1995 or (ii) incurred and paid, discharged or satisfied since December 31, 1995, in each case in the Ordinary Course of Business;

            (d) sold, leased, licensed, assigned or otherwise transferred any of its assets, tangible or intangible, or allowed any contract right to lapse other than in the Ordinary Course of Business;

            (e) permitted any of its assets, tangible or intangible, to become subject to any Lien (other than any Permitted Lien);

            (f) written off as uncollectible any accounts receivable other than in the Ordinary Course of Business and for amounts not greater than (Pounds)20,000;

            (g) terminated or amended, suffered the termination or amendment of, failed to perform all of its obligations or suffered or permitted any default to exist under, any agreement, license or permit;

            (h) suffered any damage, destruction or loss of tangible property, whether or not covered by insurance, which in the aggregate exceeds (Pounds)20,000;

            (i) made any loan, including any intercompany advance, to any other Person other than advances to employees in the Ordinary Course of Business which do not exceed (Pounds)1,000 individually or (Pounds)5,000 in the aggregate;

            (j) canceled, waived or released any debt, claim or right in an amount exceeding (Pounds)5,000 or otherwise of substantial value;

            (k) paid any amount to or entered into any agreement, arrangement or transaction with any Affiliate in excess of (Pounds)5,000 (other than the Subsidiary in the ordinary and proper course of business);

            (l) entered into any transaction with any of its officers or employees of the Business outside the Ordinary Course of Business;

            (m) granted any increase in the compensation of any officer or employee of the Business or made any other change in employment terms of any officer or employee of the Business;

            (n)  suffered any labor difficulty;

            (o) made any change in any method of accounting or accounting practice;

            (p) suffered or caused any other occurrence, event or transaction outside the Ordinary Course of Business which could have a Material Adverse Effect; or

            (q)  agreed, in writing or otherwise, to any of the foregoing.

     5.10   Tangible Assets.  Seller owns or leases all tangible assets used
            ---------------
or necessary in connection with the conduct of the Business. The tangible assets are free from any Liens (other than Permitted Liens) and have been maintained in accordance with industry practice and any regulatory standard or procedure to which they are subject, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they are used.

     5.11   Supplies.  All supplies of Seller relating to the Business,
            --------
whether reflected on the December 31 Balance Sheets or otherwise, consist of a quality and quantity usable in the Ordinary Course of Business. The quantities of all supplies of Seller are reasonable in the present circumstances of the Business.

     5.12   Owned Real Property.  Except as set forth on the Disclosure
            -------------------
Schedule, Seller does not own any real property relating to the Business.

     5.13   Real Property Leases.  Set forth on Schedule 5.13 is a list of
            --------------------
all agreements pursuant to which real property relating to the Business (the "Properties") is leased to Seller (a copy of each of which has been delivered to
- -----------
Buyer).

            (a) All covenants, obligations, restrictions and conditions affecting the Properties have been observed and performed by the Seller in all material respects and all outgoings have been duly paid.

            (b) No notice, action or proceedings affecting the Properties adversely has been served or commenced by any person and there are no circumstances which are likely to result in any such notice, action or proceedings being served or commenced.

            (c) The Properties comply (as to buildings and use) in all material respects with the applicable provisions of the Town and Country Planning Acts, and with all statutory and by-law requirements as to fire precautions, public health and the health and safety of those who work in or about them.

            (d) Neither the Properties nor Seller (i) are subject to any covenants, obligations, restrictions or conditions which are of an unusual or onerous nature or which would affect the use or continued use of the Properties for the purposes for and the extent to or the manner in which it is now used;
(ii) enjoy any right, easement or privilege the continued existence of which is doubtful or uncertain and the withdrawal or cessation of which would affect the use or continued use of the Properties for the purposes for or the extent to or the manner in which it is now used; (iii) is affected by any of the following matters: (a) any closing order, demolition order or clearance order, (b) any planning application submitted prior to or after the date of this Agreement, (c) any enforcement notice which has not been complied with, (d) any compensation received upon a refusal of any planning consent or the imposition of restrictions on or the modification or withdrawal of any such consent, (e) any order or proposal publicly advertised or of which written notice has been received for the compulsory acquisition or requisition of the whole or any part thereof or the modification of any planning permission or the discontinuance of any use or the removal of any building, or (f) any agreement with any planning authority, statutory undertaker or other public body or authority regulating the use or development thereof; or (iv) requires a right, easement or privilege to operate the Business efficiently which Seller does not have in full and unencumbered.

            (e) Seller is entitled to rights of way and rights for the supply of services sufficient for the present use of the Properties.

            (f) Seller is not under any immediate or prospective liability certain or contingent as a result of notices under Section 25 or 26(6) of the Landlord and Tenant Act 1954 in respect of any past or continuing tenancy of the Properties or as a result of improvements made to the Properties by any tenant or undertenant thereof to pay any compensation under Section 1 of the Landlord and Tenant Act 1927 and Seller has not received any notice under Section 3(d) of that Act.

            (g) None of the Properties are affected by or subject to and Seller is not liable for any surcharge imposed under the Local Government Act 1974 which has been (or could be) entered in the Local Land Charges Register.

            (h) The particulars of the Properties specified in Schedule 5.13 are true, complete and accurate in all respects.

            (i)  Seller occupies and uses the Properties set forth in Schedule
5.13 for the purpose of conducting the Business only and has quiet enjoyment thereof.

     5.14   Customers and Suppliers.  Set forth on Schedule 5.14 is a list of
            -----------------------
the names and addresses of all of the customers of Seller relating to the Business since January 1, 1996 and all of the suppliers to Seller relating to the Business of supplies and equipment since January 1, 1996. Except as set forth on the Disclosure Schedule, there has not been any termination, cancellation, or material adverse limitation, modification or change in the business relationship of Seller with any such customer or supplier, and the Stockholder and Seller are unaware of any threatened loss of any such customer or supplier.

     5.15   Agreements.
            ----------

            (a) Set forth on Schedule 5.15(a) is a list of certain Assumed Contracts other than purchase orders (a copy of each listed Assumed Contract or, if oral, a full description of the terms of which has been delivered in writing to Buyer), specifically those:

                 (i) for the lease of personal property from or to third parties providing for annual lease payments to any single lessor or from any single lessee in excess of (Pounds)5,000;

                 (ii) for the purchase or sale of supplies, products or other personal property or for the furnishing or receipt of information or services, in each case calling for performance over a period of more than one year or involving more than (Pounds)5,000;

                 (iii) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than (Pounds)5,000 or pursuant to which a Lien is or may be imposed on any of its assets, tangible or intangible;

                 (iv) otherwise involving turnover of more than (Pounds)5,000 and not entered into in the Ordinary Course of Business;

                 (v) which are material to the Business and either concern any partnership or joint venture, confidentiality or noncompetition;

                 (vi) with any officer or employee which involve employment or severance;

                 (vii)  otherwise material to the Business.

            (b) Except as set forth on the Disclosure Schedule, Seller is not in default, and there is no basis for any valid claim of default, and no event has occurred which, with notice or lapse of time, would constitute a default under any agreement, arrangement or understanding relating to the Business set forth on Schedule 5.15(a) and, except as set forth on the Disclosure Schedule in respect of any default which could have a Material Adverse Effect, no other Person is in default under any such agreement relating to the Business. No defaults set forth on Schedule 5.15(b), either individually or in the aggregate, could have a Material Adverse Effect.

     5.16   Intellectual Property.
            ---------------------

            (a) Set forth on Schedule 5.16(a) is a list of all (i) patented and registered Intellectual Property and pending patent applications and applications for the registration of Intellectual Property, in each case owned by Seller relating to the Business; (ii) trade or corporate names used by Seller relating to the Business; (iii) material computer software and material third party databases created or used by Seller relating to the Business; (iv) material unregistered trademarks and copyrights owned or used by Seller relating to the Business; and (v) licenses and other rights granted by Seller to any third party or material licenses granted by any third party to Seller, in each case with respect to Intellectual Property relating to the Business.

            (b) Except as set forth on the Disclosure Schedule, (i) Seller owns all right, title and interest in or has a valid license from a third party to use all Intellectual Property necessary for the operation of the Business as currently conducted, free and clear of any Liens or adverse claims; (iii) no claim by any third party contesting the validity, enforceability, ownership or use of any of the Intellectual Property owned or used by Seller relating to the Business has been made, is currently outstanding or is threatened, and there are no grounds for the same; (iii) no loss or expiration of any individual Intellectual Property right or related group of Intellectual Property rights owed or used by Seller relating to the Business is threatened, pending or foreseeable; (iv) Seller has not received any notice of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to the Intellectual Property owned or used by Seller relating to the Business; (v) Seller has not infringed, misappropriated or otherwise conflicted with any Intellectual Property of any third party nor received any claims of such infringement, misappropriation or conflict from a third party, and Seller is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Business as currently conducted; (vi) subject only to the filing, if appropriate, by Buyer, of the documents set forth in Section 4.2(b), all Intellectual Property owned or used by Seller relating to the Business immediately prior to the Closing will be owned or available for use by Buyer immediately following the Closing; and (vii) Seller has taken all reasonably necessary action to maintain and protect the Intellectual Property relating to the Business owned or used by it and will continue to maintain and protect such Intellectual Property prior to the Closing so as not to affect adversely the validity or enforceability of such Intellectual Property.

     5.17   Labor Matters.
            -------------

            (a) The employees set forth on Schedule 5.17 (the "Employees") are all the employees of the Seller as of the Closing and the names, current weekly wage and other emoluments, date of birth, the date of commencement of the respective periods deemed to be their period of continuous employment with the Seller and job descriptions of the Employees are as set out in the Schedule 5.17.

            (b) Schedule 5.17 also includes full details of all employee share schemes, employee share option schemes, profit-related pay schemes or other employee benefit schemes of any kind of the Seller now in force or capable of being in force, and there are no other such schemes.

            (c) There is no liability whatsoever (whether legally binding or not) to make any payment to or for the benefit of any of the Employees or the husband, wife, widower or widow or any other relative of any of the Employees in respect of past service or the termination of the employment of that or any other person by way of pension, contribution, pension retirement benefit or otherwise, and the Seller has no superannuation fund, retirement benefit or other pension schemes or arrangements to provide benefits to past or present employees or directors (or their dependants) by reason of retirement, death, disability or sickness or otherwise.

            (d) No assurances or undertakings (whether legally binding or not) have been given to any of the Employees as to the continuance or introduction or increase or improvement of any retirement, death, sickness or disability scheme.

            (e) There is no outstanding commitment (whether legally binding or not) to increase the remuneration of any Employee.

            (f) All contracts of service or consultancy or for services with directors or employees or consultants or independent contractors providing the services of individual personnel of the Seller can be terminated by three months' notice or less without giving rise to any claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal, if applicable).

            (g) Except where any provision or allowance is made in the December 31 Balance Sheets:

                 (i) no liability (actual or contingent) has been incurred by the Seller in the twelve (12) months prior to the Closing for breach of any contract of service or consultancy, for redundancy payments (including protective awards), for compensation for wrongful dismissal or unfair dismissal or loss of office or for failure to comply with any order for the reinstatement or re-engagement of any officer or employee; and

                 (ii) no payment has been made or promised by the Seller in connection with the termination, suspension or variation of any contract of service or consultancy or for services of any present or former officer or employee.

            (h) The Seller has in relation to each of the Employees and its former employees complied in all material respects with all material obligations imposed on it by all contracts, statutes, orders, regulations, collective agreements, awards and codes of conduct and practice relevant to conditions of service and to the relations between it and the Employees and former employees and has in all material respects maintained adequate and suitable records regarding the service of the Employees and former employees.

            (i) The Seller has not entered into any recognition agreement with any trades union nor has it done any act which could be construed as an act of recognition and the Seller is not involved in and there are no present circumstances which are likely to give rise to any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trade union or association of trade unions or organization or body of employees.

            (j) In the twelve (12) months prior to the Closing Date, the Seller has not given notice of any redundancies to the Secretary of State for Employment or started consultations with any trade union or unions under the provisions of Part IV of the Employment Protection Act 1975 and the Seller has not failed to comply with any such obligations under Part IV.

     5.18   Employee Benefit Plans.  The Seller has no agreement, arrangement or
            ----------------------
understanding (whether contractual, under trust or otherwise) which exists for the provision of relevant benefits (as defined in Section 612 Income and Corporation Taxes Act 1988) for any past or present officer or employee of the Seller (or a predecessor in business of the Seller) or for any relative or dependent of such a person in connection with which the Seller is or may become legally or morally liable to make any payment.

     5.19   Environment, Health and Safety.
            ------------------------------

            (a) Except as set forth on the Disclosure Schedule, Seller has complied and is in compliance with all French and English laws, statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law relating to public health and safety, worker health and safety and pollution or protection of the environment, including, without limitation, laws relating to the emission, discharge, release or threatened release of Hazardous Materials into ambient air, surface water, ground water or lands or otherwise relating to the presence, manufacture, processing, distribution, use, treatment, testing, labeling, control, cleanup, generation, storage, disposal, transport or handling of Hazardous Materials ("Environmental, Health and Safety Requirements").
- -----------------------------------------------

            (b) Except as set forth on the Disclosure Schedule, Seller has obtained and has materially complied with, and is in material compliance with all permits, licenses and authorizations relating to the Business in its ordinary course and required pursuant to any Environmental, Health and Safety Requirements.

            (c) Except as set forth on the Disclosure Schedule, Seller has not received any claim, complaint, citation, report or other written or oral notice regarding any Liabilities or potential Liabilities including any investigatory, remedial or corrective obligations, arising under any Environmental, Health and Safety Requirements relating to the Business.

            (d) Except as set forth on the Disclosure Schedule, none of the following exists at any property owned or occupied now or at any time prior to Closing by Seller relating to the Business:

                 (i)    Underground storage tanks or surface impoundments;

                 (ii)   Asbestos-containing material in any form or condition;
            or

                 (iii) Materials or equipment containing polychlorinated biphenyls.

            (e) No facts, events or conditions relating to the past or present facilities, properties or operations of the Seller relating to the Business will prevent, hinder or limit continued compliance with existing Environmental, Health and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to existing Environmental, Health and Safety Requirements or give rise to any other Liabilities pursuant to existing Environmental, Health and Safety Requirements, including without limitation, any relating to on site or off site releases or threatened releases of hazardous or otherwise regulated materials, substances or wastes, personal injury, property damage or natural resources damage.

            (f) With respect to the Business, Seller has not, either expressly or by operation of law, assumed or undertaken any liability or corrective or remedial obligation of any other person relating to Environmental, Health and Safety Requirements.

            (g) Except as set forth on the Disclosure Schedule, neither this Agreement nor the transaction that is the subject of this Agreement imposes any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any so-called "transaction-triggered" or "responsible property transfer" Environmental, Health and Safety Requirements.

            (h) Without limiting the foregoing, Seller has not disposed of any chemical, toxic or hazardous waste relating to the Business in any manner which could form the basis for any present or future claim, demand or action seeking clean-up of any site, location, or body of water, surface or subsurface.

     5.20   Inventories and Accounts Receivable.  All of the Seller's
            -----------------------------------
inventories, whether finished goods, work in process or raw materials, shown on the December 31 Balance Sheets or thereafter acquired prior to the Closing, are and will be items of a quality usable or salable in the ordinary and usual course of the Seller's business, except for inventory items that have been written down to an amount not in excess of realizable market value or for which adequate reserves or allowances have been provided. The values at which inventories are carried reflect an inventory valuation policy that is consistent with the Seller's past practice and that is in accordance with GAAP applied on a consistent basis. All of the Subsidiary's accounts receivable shown on the December 31 Balance Sheets or thereafter acquired prior to the Closing, arose and will, prior to the Closing, arise from valid and enforceable transactions and are and will be collectible in the ordinary and usual course of business and consistent with the Subsidiary's past practices, except to the extent of the reserve for doubtful accounts, and are not subject to and will not be subject to any defense, set-off or counterclaim. Subsidiary's reserve for doubtful accounts is adequate and consistent with Subsidiary's past practices, and the values at which accounts receivable are carried reflect the policies of Subsidiary consistent with Subsidiary's past practice and are in accordance with GAAP applied on a consistent basis. There are no Liens on any of Seller's or Subsidiary's inventories or accounts receivable.

     5.21   Powers of Attorney.  Except as set forth on the Disclosure Schedule,
            ------------------
there are no outstanding powers of attorney executed on behalf of Seller relating to the Business.

     5.22   Guaranties.  Except as set forth on the Disclosure Schedule, Seller
            ----------
is not a guarantor and is not otherwise liable for any Liability (including indebtedness) of any other Person relating to the Business.

     5.23   Compliance with Law.  Set forth on the Disclosure Schedule is a list
            -------------------
of, and, except as set forth on the Disclosure Schedule, Seller has, all licenses, permits, approvals and other authorizations reasonably necessary to enable it to own and conduct the Business as currently conducted and to occupy its facilities. Except as set forth on the Disclosure Schedule, the Business has been conducted in compliance with all applicable United Kingdom laws.

     5.24   Taxation.
            --------

            (a) Subsidiary has accurately prepared and duly and punctually filed all returns, and given or delivered all information, accounts, notices, computations, statements and reports required under any applicable legislation or regulations relating to Taxation (whether of the United Kingdom, France or elsewhere in the world) ("Returns") and relating to any and all Taxes attributable to Subsidiary or its operations or for which Subsidiary is liable or has become liable, and such Returns are true and correct in all material respects and have been completed in accordance with applicable law in all material respects. For the purposes of this Agreement, "Tax", "Taxation" or "Taxes" means any and all United Kingdom, French and foreign taxes, whether governmental, local or municipal, assessments and other governmental or local or municipal charges, duties, impositions and liabilities in the nature of taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise duties and rates, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts. Subsidiary has duly and punctually paid all Taxes required to be paid and has withheld with respect to its employees all income tax and national insurance contributions and other Taxes Subsidiary is required to withhold. The provisions or reserves for Subsidiary's Taxes in the Financial Statements of Subsidiary (not including any provision for deferred taxation) are full and sufficient to discharge the Taxes due and payable for all periods (or the portion of any period) ending on or prior to the Closing. Subsidiary has not neglected to pay any Tax nor is there any Tax deficiency outstanding, proposed or assessed or assessable against Subsidiary, nor has Subsidiary executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. No dispute, audit or other examination or investigation of the Taxation affairs of Subsidiary is presently in progress. Except to the extent reflected on the Financial Statements, Subsidiary does not have any liabilities for unpaid United Kingdom, French, or other local or foreign Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and Stockholder has no knowledge of any basis for the assertion of any such liability attributable to Subsidiary, its assets or operations that are required to be included by GAAP. Subsidiary is not (and has never been) a member of a group for the purpose of any Taxation, except in conjunction with Seller. Subsidiary is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement. Subsidiary has provided to Buyer or its legal counsel copies of its Tax Returns that are required to have been prepared for all periods since the date of Subsidiary's incorporation. There are no Liens or charges on the assets of Subsidiary or its shares relating to or attributable to Taxes. Neither Seller nor Stockholder has any knowledge of any basis for the assertion of any claim which, if adversely determined, would result in Liens or charges on the assets of Subsidiary.

            (b) Subsidiary has not claimed any relief or exemption, or taken into account such relief or exemption in determining the provision or reserve for Taxation in Subsidiary's financial statements which could be withdrawn, postponed or restricted as a result of any act, omission, or circumstance arising or occurring at or at any time after Closing.

            (c) The tax computations of Subsidiary for the year ends 31 December 1994 are true, complete and accurate in respect of all capital expenditure in excess of $15,000 incurred or to be incurred by Subsidiary prior to 31 December, 1994 which has qualified and continues to qualify for capital allowances (as defined in the Capital Allowances Act 1990 ("CAA")) and no capital expenditure has been incurred on or after January 1, 1995 which does not qualify for capital allowances.

            (d) The expenditure allowable as a deduction for the purposes of the computation of any chargeable gain or allowable loss attributable to any asset (which has a capital gains tax base of greater than (Pounds)15,000) of Subsidiary for the purposes of corporation tax on chargeable gains is not less than the value of that asset as shown in Subsidiary's December 31 Balance Sheets.

            (e) Subsidiary has not acquired an asset which could be deemed to be disposed of if Section 179 Taxation of Chargeable Gains Act 1992 ("TCGA") were to apply, and the entry into this Agreement and/or Closing will not give rise to any deemed disposal under Section 179 of the TCGA.

            (f) There is no liability to Taxation for which Subsidiary is liable to be assessed or to account where such Taxation is primarily chargeable against some other person.

            (g) Subsidiary has not entered into or been a party to any schemes or arrangements designed wholly or partly for the purpose of it or any other person avoiding Taxation.

            (h) Subsidiary has not agreed any special method of accounting for Value Added Tax with HM Customs & Excise.

            (i)  Subsidiary does not own any capital items which are subject to
Part XV of the Value Added Tax (General) Regulations 1995.

            (j) Subsidiary does not own any land or buildings (including any interest in or right over any land or buildings) in respect of which it or a relevant associate of it has made an election to waive exemption pursuant to paragraph 2, Schedule 10 Value Added Tax Act 1994.

            (k) Subsidiary is not subject to any penalty by reasons of a violation of any order, rule or regulation of, or a default with respect to any Return, report or declaration required to be filed with, any Governmental Entity, including any Taxation authority to which it is subject, which violations or defaults, individually or in the aggregate, would have a Material Adverse Effect.

     5.25   Litigation.  Set forth on Schedule 5.25 is a list and description of
            ----------
all claims, actions, suits, inquiries, proceedings and investigations by or before any court or Governmental Agency pending, and, to the knowledge of Seller, threatened by or against Seller or involving or affecting the Business or the Assets. Except as set forth on the Disclosure Schedule, no such pending or threatened claims, actions, suits, proceedings or investigations, if adversely determined, could, individually or in the aggregate, have a Material Adverse Effect or prevent, enjoin, alter or delay any transaction contemplated hereby.

     5.26   Brokers.  Seller is not obligated to pay, nor has Seller retained
            -------
any broker or finder or other person who is entitled to, any broker's or finder's fee or any other commission or financial advisory fee based on any agreement or understanding made by Seller or any of its Affiliates in connection with the transactions contemplated hereby.

     5.27   Product Warranty.  Each product sold, leased or delivered by the
            ----------------
Seller has been sold, leased or delivered in conformity with all applicable contractual commitments and all express and implied warranties, and the Seller does not have any Liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the December 31 Balance Sheets (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller. Except as set forth on the Disclosure Schedule, no product manufactured, sold, leased or delivered by the Seller is subject to any guaranty, warranty or other indemnity beyond Seller's applicable standard terms and conditions of sale or lease.

     5.28   Product Liability.  Seller does not have any Liability (and there is
            -----------------
no basis for any present action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product sold, leased or delivered by the Seller.

     5.29   Disclosure.  No representations, warranties, statements or
            ----------
information in this Agreement or in any document, certificate, annex, schedule or exhibit delivered by Seller or on its behalf to Buyer contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained therein not misleading. This Section shall not apply to representations, warranties, information or other statements made or given by Buyer or Parent.

     5.30   Investment.  The Seller (i) understands that the Shares have not
            ----------
been, and will not be, registered under the Securities Act or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Shares solely for its own account for investment purposes and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Shares, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Shares.

                                  ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Parent and Buyer hereby jointly and severally represent and warrant to Seller as follows:

     6.1    Organization.  Each of Parent and Buyer is a corporation duly
            ------------
organized, validly existing and in good standing under the laws of the State of California and the State of Nevada, respectively, and each has the corporate power and authority to carry on its business as currently conducted.

     6.2    Authorization.  Each of Parent and Buyer has the corporate power and
            -------------
authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by it pursuant hereto and to carry out the transactions contemplated hereby and thereby. The board of directors of each of Parent and Buyer has duly authorized the execution and delivery of this Agreement and other agreements, documents and instruments to be executed and delivered by it pursuant hereto and the consummation by it of the transactions contemplated hereby and thereby. No further corporate or other proceedings on the part of Parent or Buyer are necessary to authorize this Agreement or the other agreements, documents and instruments to be executed and delivered by it pursuant hereto or the transactions contemplated hereby and thereby.

     6.3    Valid and Binding Agreement.  When executed and delivered, this
            ---------------------------
Agreement and each of the other agreements, documents and instruments to be executed and delivered by Parent and Buyer pursuant hereto will constitute valid and binding agreements of each of Parent and Buyer, enforceable against them in accordance with their terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

     6.4    No Violation.  Neither the execution and delivery of this Agreement
            ------------
or the other agreements, documents and instruments to be executed and delivered by Parent and Buyer pursuant hereto nor the consummation by Parent and Buyer of the transactions contemplated hereby or thereby will (a) violate any provision of the Articles of Incorporation or Bylaws of each of Parent and Buyer or (b) violate or conflict with any applicable statute, law, ordinance, rule, regulation, order, judgment or decree.

     6.5    Consents: Filings.  No consent, approval, order or authorization of,
            -----------------
or registration, declaration or filing with any or action by any third party (including any Governmental Agency or other Person) is required in connection with the execution and delivery by Parent and Buyer of this Agreement and the other agreements, documents and instruments-to be executed and delivered by Parent and Buyer pursuant hereto or the consummation by Parent and Buyer of the transactions contemplated hereby or thereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state, federal or foreign securities laws, each of which Buyer shall make.

                                  ARTICLE VII

                       CERTAIN COVENANTS OF THE PARTIES

     7.1    Conduct of Business.
            -------------------

            (a) From the date hereof through the Closing Date, Seller shall (i) not cause, suffer or permit any changes described in Section 5.9; (ii) operate the Business diligently and in the Ordinary Course of Business; (iii) not incur any material financial obligation outside the Ordinary Course of Business; (iv) use its best efforts to preserve intact the business organization and the goodwill associated therewith and maintain its existing relations with its customers, suppliers, regulatory bodies and others with whom it has business dealings; and (v) maintain in force and pay for all of its existing policies of insurance.

            (b) Except as consented to in advance by Buyer in writing, prior to the Closing Date, Seller shall not enter into any agreement or arrangement or take any action that would make any representation and warranty of Seller contained in this Agreement incorrect or incomplete as of the date made or as of the Closing Date.

     7.2    Access.  From the date hereof through the Closing Date, Seller shall
            ------
provide to Buyer and its representatives:

            (a) promptly upon request, such additional financial and operating data and other information with respect to Seller, the Business or the Assets as Buyer reasonably may request; and

            (b) upon reasonable prior notice, full access at all reasonable times, including during normal business hours, to all premises, properties, personnel, books, records, contracts and documents and other information of or pertaining to each of Seller and the Business.

Prior to the Closing Date, Buyer shall endeavor to notify Seller of any breach or potential breach of any representation and warranty of which it then has knowledge as a result of any investigation pursuant to this Section 7.2; provided that neither any notice to Seller pursuant to the preceding sentence nor any investigation by Buyer pursuant to this Section 7.2 shall affect any representation and warranty or covenant of Seller in this Agreement or any rights of Buyer's Indemnified Persons to indemnification pursuant hereto.

     7.3    Consents to Assignment.  To the extent any Assumed Contract is not
            ----------------------
assignable to Buyer without the consent of a third party, (a) this Agreement shall not constitute an assignment thereof and (b) Seller and Buyer shall each use its reasonable efforts to obtain such third party consent. If such consent is not obtained (x) such failure shall not constitute a breach of any representation and warranty or covenant hereunder and (y) Seller and Buyer shall cooperate in any reasonable arrangement designed to provide to Buyer the benefits of such agreement, including enforcement for the benefit of Buyer of any rights of Seller against the third party arising out of the cancellation by the third party of the agreement.

     7.4    Advice of Changes.  From the date hereof through the Closing date,
            -----------------
Seller shall advise Buyer in writing of any fact or event (promptly after the existence or occurrence thereof) which, if existing or occurring at the date of this Agreement, would have been required to be set forth in, or disclosed pursuant to, this Agreement. Unless otherwise agreed by Buyer in writing, no such written advice shall be deemed to cure any breach of any representation and warranty made in this Agreement or shall affect any rights of Buyer's Indemnified Persons to indemnification pursuant hereto.

     7.5    Books and Records.  Following the Closing, the Buyer shall retain
            -----------------
the records of the Business which are located at the headquarters of the Business as of the Closing Date. For a period of ten years from the Closing
Date:

            (a) Seller shall provide Buyer and its representatives, and Buyer shall provide Seller and its representatives, such access during normal business hours to, and the ability to make duplicate copies at such party's own expense, of all books, records, documents and materials relating to the Business or the Assets as reasonably is required by Seller or Buyer to comply with legal, tax, accounting, regulatory or similar obligations.

            (b) Neither Seller nor Buyer shall destroy or give up possession of any original or final copy of any books and records relating to the Business or the Assets without first offering the other party the opportunity to retrieve such original or final copy.

            (c) Upon reasonable prior notice, Buyer shall make available to Seller for reasonable periods of time such of Buyer's employees as previously shall have been employed by Seller to provide assistance relating to tax matters and, subject to the prior consent of Buyer, any other matter, in each case relating to any period prior to the Closing Date. Such assistance shall be at Seller's expense.

     7.6    Mail.  After Closing, Seller and Stockholder shall advise Buyer at
            ----
the address specified in Section 12.2, promptly after receipt thereof, of all mail addressed to Seller relating to the Business and the Assets (other than mail containing Retained Receivables) and deal with such mail in accordance with the directions of Buyer or Parent.

     7.7    Confidentiality.  Seller shall not, and shall use all reasonable
            ---------------
efforts to cause its employees, Affiliates and associates not to, without the prior written consent of Buyer, disclose (other than to Buyer, its employees, Affiliates and authorized representatives or to Seller's employees) or use any Confidential Information relating to the Business, provided that for the purposes of this Section 7.8, the definition of Confidential Information shall exclude subparagraph (a) thereof.

     7.8    Reasonable Efforts.  Subject to the terms and conditions of this
            ------------------
Agreement, each of the parties hereto shall use all reasonable efforts to cause the fulfillment at the earliest practicable date of all of the conditions to its obligations to consummate the transactions contemplated hereby.

     7.9    Collection of Retained Receivable.  Buyer shall have no affirmative
            ---------------------------------
duty to collect the Retained Receivables. However, any payments made against the Retained Receivables to Buyer shall be held in trust for, and immediately remitted to Seller. In the event that a payment is erroneously made to the Seller, Seller shall hold such payment in trust for, and immediately remit such payment to, Buyer. All Retained Payables shall be timely paid, whether or not the invoice or other evidence of liability relating to such obligations are received or becomes due before, on or after the Closing Date. Seller shall collect the Retained Receivables in the Ordinary Course of Business and in accordance with their terms. Buyer shall perform all Assumed Contracts in accordance with the terms thereof and shall not do or omit to do anything that would prevent or restrict Seller from recovering the Retained Receivables.

     7.10   Standoff Agreement.  Seller and Stockholder agree that so long as
            ------------------
Seller and Stockholder hold any of the Buyer's outstanding voting equity securities, in connection with the Buyer's initial public offering of the Buyer's securities, upon request of the Buyer or the underwriters managing any underwritten offering of the Buyer's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the voting equity securities of Buyer (other than those included in the registration) without the prior written consent of the Buyer or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180 ) days) from the effective date of such registration as may be requested by the underwriters; provided that the officers and directors of Buyer who own stock of the Buyer also agree to such restrictions.

     7.11   Registration Rights.
            -------------------

                 (a)  Notice of Registration.  If at any time or from time to
                      ----------------------
time the Parent determines to register any of its securities for the account of its Chief Executive Officer, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction, or (iii) a registration relating to the initial underwritten public offering of the Company's securities pursuant to a registration statement filed under the Securities Act, the Company will:

                      (i)   promptly give Seller written notice thereof; and

                      (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Shares specified in a written request or requests, made within 10 days after receipt of such written notice from the Company, by Seller.

                 (b)  Underwriting.  If the registration of which the Parent
                      ------------
gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Seller as a part of the written notice given pursuant to Section 7.11(a). In such event the right of Seller to have the Shares registered shall be conditioned upon Seller's participation in such underwriting and the inclusion of the Shares in the underwriting to the extent provided herein. Seller shall (together with the Parent) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Parent. Notwithstanding any other provision of this
Section 7.11, if the managing underwriter or Parent determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Shares to be distributed through such underwriting. The Company shall so advise Seller of such limitation. If Seller disapproves of the terms of any such underwriting, Seller may elect to withdraw therefrom by written notice to the Parent and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

                 (c)  Right to Terminate Registration. Parent shall have the
                      -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 7.11 prior to the effectiveness of such registration whether or not Seller has elected to include securities in such registration.

                 (d)  Registration Expenses.  Seller shall bear its pro rata
                      ---------------------
portion (based on the number of shares registered) of all registration expenses, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Parent, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Parent which shall be paid in any event by the Parent) and all underwriting discounts, selling commissions and stock transfer taxes and costs of special counsel to the Seller, if any, relating to securities registered on behalf of the Seller and other holders of securities included in such registration , incurred in connection with any registration pursuant to this Section 7.11.

     7.12   Repatriation of Agreement.  Seller and Stockholder agree that they
            -------------------------
will not bring or cause to be brought into the United Kingdom an original copy of this Agreement or any other agreement referred to herein save where Seller and Stockholder are required by law or a court order to do so, in which case they will consult with Buyer or Parent first, insofar as possible.

                                 ARTICLE VIII

                    CONDITIONS TO THE OBLIGATIONS OF BUYER

     The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or written waiver) at or prior to the Closing of the following conditions:

     8.1    Representations and Warranties.  The representations and warranties
            ------------------------------
of Seller contained herein and in any writing delivered by Seller pursuant hereto shall have been true in all material respects when made and shall be true in all material respects on the Closing Date as though made on the Closing Date.

     8.2    Performance of Covenants.  Seller shall have performed in all
            ------------------------
material respects all of the agreements and complied with in all material respects all of the covenants required to be performed or complied with by Seller under this Agreement prior to the Closing Date.

     8.3    No Pending Action.  No action, suit, investigation or proceeding
            -----------------
that could have a Material Adverse Effect or a material adverse effect on the transactions contemplated hereby shall be pending or threatened before any court or Governmental Agency by any Governmental Agency or other

Person to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or the transactions contemplated hereby.

     8.4    Regulatory Approval.  All governmental approvals necessary for the
            -------------------
consummation of the transactions contemplated hereby shall have been received, including all approvals necessary for the transfer to Buyer of the shares of Subsidiary.

     8.5    Material Adverse Change.  No Material Adverse Change shall have
            -----------------------
occurred between December 31, 1995 and the Closing Date, except as set forth in the Disclosure Schedule.

     8.6    Removal of Liens.  Seller shall have delivered to Buyer evidence, in
            ----------------
form and substance reasonably satisfactory to Buyer, of the release of all Liens other than Permitted Liens affecting the Assets.

     8.7    Consents.  Seller shall have made all filings and received all
            --------
consents, approvals, permits and authorizations set forth on the Disclosure Schedule all of which shall be in form and substance satisfactory to Buyer.

     8.8    Opinion of Counsel.  Seller shall have delivered to Buyer an
            ------------------
opinion, dated as of the Closing Date, of Titmuss Sainer & Dechert, counsel to Seller, substantially in the form attached hereto as Exhibit C.
                                                     ---------

     8.9    Employment Agreement.  All relevant parties shall have entered into
            --------------------
the Employment Agreement, substantially in the form attached hereto as
Exhibit D.
- ---------

     8.10   Non-Competition Agreement.  All relevant parties shall have entered
            -------------------------
into the Non-Competition Agreement, substantially in the form attached hereto as Exhibit A.
- ---------

     8.11   Financing.  Buyer (or Parent on Buyer's behalf) shall have received
            ---------
a firm loan commitment from Comerica Bank or other similar financial institution in the amount of the cash portion of the Purchase Price set forth in Section 3.1 plus working capital in an amount reasonably determined by Buyer or Parent. Buyer shall provide Seller written confirmation of such commitment at least three business days prior to Closing.

     8.12   Diligence.  Buyer shall have completed legal, environmental,
            ---------
business and financial due diligence investigations of the Business and the Assets.

     8.13   Leases.  Such of the parties as applicable shall have entered into
            ------
an assignment of the existing leases with respect to all leased property relating to the Business in accordance with and subject to the terms and conditions of Exhibit F.
              ---------

     8.14   Closing Certificates.  Seller shall have delivered to Buyer
            --------------------
certificates of a duly authorized officer of Seller dated as of the Closing
Date:

            (a)  stating that the conditions set forth in Sections 8.1, 8.2 and
8.5 have been satisfied; and

            (b) setting forth the resolutions of the board of directors of Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and certifying that such resolutions were duly adopted and have not been rescinded or amended.

     8.15   Value Added Tax.  The parties shall comply with Exhibit G in
            ---------------                                 ---------
relation to VAT and in particular the Seller shall have written to HM Customs & Excise in a form acceptable to Buyer in accordance with Clause 2 of Exhibit G
                                                                    ---------
and shall have delivered to Buyer a copy of that letter.

     8.16   Employee Plan.  The parties undertake that they will, on or as soon
            -------------
as practicable after Closing, execute and use their best efforts to obtain the execution by John Fits Tillisch and Anthony Fox of a Supplemental Deed in Agreed Form relating to the Sensory Systems Limited Senior Employees Executive Pension Plan (the "Plan") by which Buyer or its associated U.K. company is substituted for the Seller as the Principal Employer of the Plan and the names of the Plan is changed.

                                  ARTICLE IX

                    CONDITIONS TO THE OBLIGATIONS OF SELLER

     The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or written waiver) at or prior to the Closing of the following conditions:

     9.1    Representations and Warranties.  The representations and warranties
            ------------------------------
of Buyer contained herein and in any writing delivered by Buyer pursuant hereto shall have been true in all material respects when made and shall be true in all material respects on the Closing Date as though made on the Closing Date.

     9.2    Performance of Covenants.  Buyer shall have performed in all
            ------------------------
material respects all of the agreements and complied with in all material respects all of the covenants required to be performed or complied with by it under this Agreement prior to the Closing Date.

     9.3    No Pending Action.  No action, suit, investigation or proceeding
            -----------------
that could have a Material Adverse Effect or a material adverse effect on the transactions contemplated hereby shall be pending or threatened before any court or Governmental Agency by any Governmental Agency or other Person to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or the transactions contemplated hereby.

     9.4    Regulatory Approval.  All governmental approvals necessary for the
            -------------------
consummation of the transactions contemplated hereby shall have been received.

     9.5    Closing Certificates.  Buyer shall have delivered to Seller
            --------------------
certificates of a duly authorized officer of Buyer, dated as of the Closing
Date:

            (a) stating that the conditions set forth in Sections 9.1 and 9.2 have been satisfied; and

            (b) setting forth the resolutions of board of directors of Buyer and Parent authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including authorization for the issuance and allotment of the Shares to the Seller, which may be provided by assurance of Buyer's counsel, and certifying that such resolutions were duly adopted and have not been rescinded or amended.

     9.6    Opinion of Counsel.  Buyer shall have delivered to Seller an
            ------------------
opinion, dated as of the Closing Date, of Wilson, Sonsini, Goodrich & Rosati, counsel to Buyer, substantially in the form attached hereto as Exhibit E.
                                                               ---------

     9.7    Leases.  Buyer shall have either entered into new leases or Seller
            ------
shall have assigned or underlet its existing leases with respect to all leased property relating to the Business or shall have made adequate provision for occupancy of the leased property in the form attached hereto as Exhibit F.
                                                                ---------

                                   ARTICLE X

                         SURVIVAL AND INDEMNIFICATION

     10.1   Survival.  Notwithstanding any examination made by or on behalf of
            --------
any party hereto, the knowledge of any party or the acceptance by any party of any certificate or opinion, each representation and warranty contained herein, and in any writing delivered pursuant hereto, shall survive the Closing, shall be fully effective and enforceable against the maker thereof until its Expiration Date and thereafter shall be of no further force or effect except as it relates to a claim for indemnification under this Article X made prior to the relevant Expiration Date.

     10.2   Indemnification of Buyer's Indemnified Persons.  After the Closing,
            ----------------------------------------------
each of Seller and Stockholder, jointly and severally, agrees to indemnify and defend Parent, Buyer, and their respective Affiliates, officers, directors, employees, agents, successors and permitted assigns (collectively, "Buyer's Indemnified Persons") against, and hold Buyer's Indemnified Persons harmless from, any loss, liability, damage, cost and expense (including interest, penalties and reasonable attorneys' fees and expenses for investigating, defending or settling any actions or threatened actions) (collectively, "Losses") imposed on or incurred by any of Buyer's Indemnified Persons, directly or indirectly, which relate to or arise out of:

            (a) any breach of any representation and warranty of Seller, Subsidiary or Stockholder contained in this Agreement or in any certificate, instrument, schedule, exhibit, annex or document delivered pursuant hereto;

            (b) any breach of any covenant of Seller, Subsidiary or Stockholder contained in this Agreement or in any certificate, instrument, schedule, exhibit, annex or document delivered pursuant hereto;

            (c) any Excluded Liability, whether or not the existence of such Liability is disclosed to any of Buyer's Indemnified Persons;

            (d) any Liability of Seller or Subsidiary for Taxes arising out of the conduct of the Business prior to the Closing, including any secondary liability of Subsidiary for Taxes of Seller;

            (e) any Liability of Seller or Subsidiary (whether or not disclosed on any schedule to this Agreement) arising under Environmental, Health and Safety Requirements with respect to the ownership, operation or use of the Business or any real property owned or leased by the Business prior to the Closing or the past, current or future operations of facilities of Seller not relating to the Business, including without limitation any arising from the presence, handling, generation, release, threatened release, or onsite or offsite treatment, storage, or disposal of Hazardous Materials.

            (f) any Liability of Seller or Subsidiary other than the Assumed Liabilities (whether or not disclosed on any schedule to this Agreement) arising out of or with respect to the ownership, operation or use of the Business prior to the Closing.

     10.3   Indemnification of Seller's Indemnified Persons.  After the
            -----------------------------------------------
Closing, Buyer agrees to indemnify Seller and its officers, directors, employees, agents, successors and permitted assigns (collectively, "Seller's Indemnified Persons") against, and hold Seller's Indemnified Persons harmless from, any Losses imposed on or incurred by any of Seller's Indemnified Persons, directly or indirectly, which relate to or arise out of:

            (a) any breach of any representation and warranty of Parent and Buyer contained in this Agreement or in any writing delivered pursuant hereto;

            (b) any breach of covenant of Parent and Buyer contained in this Agreement or in any writing delivered pursuant hereto;

            (c) the Assumed Liabilities and any post-Closing Liability of the Business to the extent such Liability does not constitute an Excluded Liability;

            (d) any liability arising under Environmental, Health and Safety Requirements with respect to the operations of Buyer or any of its affiliates or any real property owned or leased by Buyer to the extent that such Liability arises as a result of the operation of Buyer or the ownership, operation or use of real property by Buyer after the Closing Date.

     10.4   Escrow Fund.  As partial security for the indemnity provided for in
            -----------
Section 10.1 hereof, the Shares shall be deposited with the Escrow Agent identified in Exhibit B, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and in the Escrow Agreement to be signed by all parties thereto, the form of which is attached as Exhibit B.
                                                                      ---------
Upon compliance with the terms hereof, Buyer's Indemnified Persons shall be entitled to obtain indemnity from the Escrow Fund for all Losses covered by the indemnity provided for in Section 10.1 hereof, under the terms of that Escrow Agreement.

     10.5   Offset of Payments under Noncompetition Agreement.  In addition to
            -------------------------------------------------
Buyer's rights as set forth in Section 10.4 and in the Escrow Agreement, Buyer may, at its option, offset any Losses covered by the indemnity provided for in
Section 10.1 against any amounts payable under the Non-Competition Agreement.


     10.6   Limitation of Liability of Seller and Stockholder.
            -------------------------------------------------

            (a) Any claim for indemnification by Buyer or Parent under this Agreement (a "Claim") shall, if it has not been previously satisfied settled or withdrawn, be deemed to have been withdrawn and shall become fully barred and unenforceable (and no new Claim may be made in respect of the facts giving rise to such withdrawn Claim) six months after notice of such Claim is given in accordance with Section 12.2 unless by then proceedings in respect of that Claim shall have been issued and served upon Parent, Buyer, Seller or Stockholder, as the case may be.

            (b) Neither Seller nor Stockholder shall be liable for any Claim if and to the extent that any Claim is based upon a liability which is contingent only unless and until such contingent liability becomes an actual liability and is due and payable; but this subsection shall not operate to avoid any Claim made in respect of a contingent liability of which notice is given before the relevant Expiration Period.

            (c) The aggregate liability of Seller and Stockholder for all Claims shall not in any event exceed the Purchase Price.

            (d) Indemnity shall be due under this Article X only for actual net losses suffered by Buyer or Parent attributable to such Losses in excess of a cumulative aggregate amount of Five Thousand Pounds ((Pounds)5,000). For purposes of this Section 10.6, in determining Buyer's or Parent's actual net losses, there shall be taken into account any tax benefit or any insurance proceeds (other than proceeds from self-insurance) or similar recovery realized by Buyer or Parent attributable to any Loss.

            (e) Seller and Stockholder shall have no liability for any matter for which allowance, provision or reserve was made in the December 31 Balance Sheets or shall be made in or reflected in the Closing Date Balance Sheet in respect of the matters to which the Claim relates, provided, and to the extent that such allowance, provision or reserve subsequently proves to be adequate to cover the actual liability.

            (f) Except as provided in the Escrow Agreement or Section 10.5 herein, Buyer shall have no right of set-off or counter-claim with respect to any Claim against any payments which Buyer may be obliged to make (or procure to be made) to the Seller or Stockholder pursuant to this Agreement (including the delivery of any Retained Receivables received by it) or any other documents referred to herein.

            (g) Buyer shall not be entitled to be indemnified more than once with respect to any Loss arising from one or more breaches of any representation and warranty and/or Claim under any other provision of this Agreement.

     10.7   No Limitations.  Except as specifically provided herein, nothing in
            --------------
this Agreement shall be construed to limit in any way the liability of Seller or Stockholder or the amounts recoverable by Buyer' Indemnified Persons under this Agreement, the Escrow Agreement and the Non-Competition Agreement. The indemnity rights provided to Buyer's Indemnified Persons in this Article X are in addition to, and cumulative with, all other rights and remedies available to Buyer's Indemnified Persons pursuant to this Agreement, the Escrow Agreement and the Non-Competition Agreement, at law or in equity. Buyer's Indemnified Persons may pursue any such right or remedy (or combination of rights and remedies) without thereby being deemed to have made an election or otherwise waived its right to pursue any other right or remedy they may have.

     10.8   Assumption and Defense of Third-Party Claims.
            --------------------------------------------

            (a) If any claim for indemnification hereunder arises out of a claim, action, suit or proceeding brought by a third party (a "Third-Party
                                                               -----------
Claim"), the indemnifying party may elect, subject to Section 10.8(b), to assume
- -----
the defense of and to compromise or settle such Third party Claim. The indemnifying party may settle or compromise, or consent to the entry of judgment with respect to, any Third-Party Claim only with the prior written consent of each indemnified party, which consent shall not be unreasonably withheld; provided, that no consent shall be required if such settlement, compromise or judgment is solely for money damages and includes as an unconditional term thereof the delivery to the indemnified party of a written release from all liability in respect of such Third-Party Claim.

            (b) Buyer's Indemnified Persons shall retain the right, at their own cost and expense, to defend and to compromise or settle, or consent to the entry of judgment with respect to, any Third-Party Claim that Buyer in its sole discretion believes might materially adversely affect any of Buyer's Indemnified Persons if such settlement, compromise or judgment is solely for money damages paid by Buyer (and not by Seller) and includes as an unconditional term thereof the delivery of a written release of Seller from all liability in respect of such Third-Party Claim.

            (c) If an indemnifying party elects not to assume the defense of any Third-Party Claim pursuant to Section 10.8(a) or fails to provide timely notice in accordance with Section 10.8 of its election to assume the defense of any Third-Party Claim, the indemnified party may defend, compromise or settle, or consent to the entry of judgment with respect to such Third-Party Claim at the risk and expense of, and for the account of, the indemnifying party.

            (d) Any party that does not undertake the defense of a Third-Party Claim may retain, at its own expense, such attorneys and other advisors as it deem necessary, which attorneys and advisors will be permitted by the party undertaking such defense and its attorneys, to observe the defense of such claim.

     10.9   Notice.
            ------

            (a) If any action or claim is brought or asserted against an indemnified party in respect of which indemnity may be sought under this Article X, the indemnified party promptly shall notify the indemnifying party in accordance with Section 12.2 of such action or claim. Failure to give such timely notice shall not relieve an indemnifying party of its indemnification obligation under this Article X except to the extent that the indemnifying party can demonstrate that it is materially prejudiced by reason of such failure.

            (b) With respect to any claim for indemnification hereunder that does not result from a Third-Party Claim, the indemnifying party shall have 30 days from receipt of notice from the indemnified party of such claim within which to respond thereto in accordance with Section 10.9(a). If such indemnifying party does not respond within such 30-day period, such indemnifying party shall be deemed to have accepted responsibility to make payment, and shall have no further right to contest the validity of such claim; provided that such notice states that if a response is not made in 30 days the indemnifying party is deemed to have accepted responsibility to make such payment pursuant to this provision. If such indemnifying party notifies the indemnified party within such 30-day period that it rejects such claim in whole or in part, such indemnified party shall be free to pursue such remedies as may be available to it under applicable law.

     10.10  Cooperation.  The parties hereto agree to render to each other such
            -----------
assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim (including any such claim for Taxes); provided, however, that the lack of such cooperation on the part of the indemnified party shall not relieve the indemnifying party of its obligations hereunder unless it has been materially adversely prejudiced by such lack of cooperation.



                                  ARTICLE XI

                                  TERMINATION

     11.1   Termination of Agreement.  This Agreement may be terminated at any
            ------------------------
time prior to the Closing:

            (a)  by written agreement of Seller and Buyer; or

            (b) by Seller or Buyer by giving written notice to the other party if the Closing shall not have occurred on or before April 30, 1996;

     11.2   Effects of Termination.  In the event of the termination of this
            ----------------------
Agreement pursuant to Section 11.1:

            (a) each party hereto shall return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

            (b) Buyer shall not, and shall use its best efforts to cause its employees, Affiliates and associates not to, disclose or use any Confidential Information; and

            (c) this Agreement shall become void and of no force or effect, without any liability or further obligation on the part of any party hereto, except for (i) liabilities arising from a breach of this Agreement prior to its termination in accordance with Section 11.1 and (ii) as set forth in this
Section 11.2.

                                  ARTICLE XII

                              GENERAL PROVISIONS

     12.1   Amendment and Waiver. No amendment of any provision of this
            --------------------
Agreement shall be effective unless the same shall be in writing and signed by the parties hereto. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the parties hereto, and any such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

     12.2   Notices.  All notices, requests, demands and other communications
            -------
hereunder shall be in writing and shall be sent by personal delivery or registered or certified mail, postage prepaid, or by telecopier as follows:


            (a)  if to Seller:

                 Sensory Systems Limited
                 1 Watling Gate
                 297-303 Edgeware Road
                 London NW9 6NB
                 Attn:  John Tillisch

                 with copies to:

                 Titmuss Sainer Dechert
                 2 Serjeants' Inn
                 London EC4Y 1LT
                 Telecopier: 011 44 171 353 3683
                 Attn:  Jane Palmer

            (b)  if to Buyer:

                 VTEK, Inc. c/o Telesensory Corporation
                 455 North Bernardo Avenue
                 Mountain View, CA 94043
                 Telecopier:  (415) 960-0487
                 Attn: Larry Israel

                 with copies to:

                 Wilson Sonsini Goodrich & Rosati
                 650 Page Mill Road
                 Palo Alto, California 94304-1050
                 Telephone:  (415) 493-9300
                 Telecopier:  (415) 496-4006
                 Attn:  Alisande M. Rozynko

Any party may change its address for receiving notice by written notice to the other parties as set forth above. All notices shall be effective upon the earlier of actual delivery or 5 days after deposited in the mail addressed as set forth above.

     12.3   Counterparts.  This Agreement may be executed simultaneously in two
            ------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     12.4   Assignment and Succession.  This Agreement shall bind and inure to
            -------------------------
the benefit of the parties hereto and their respective successors and permitted assigns.

     12.5   Further Assurances.  From time to time, at the request of any party
            ------------------
hereto and without further consideration, the other parties will execute and deliver to such requesting party such documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby, including vesting in Buyer good, valid and marketable title to the Assets.

     12.6   Entire Transaction.  This Agreement and the other agreements,
            ------------------
documents and instruments referred to herein contain the entire understanding among the parties with respect to the transactions contemplated hereby and supersede all other agreements and understandings among the parties with respect thereto.

     12.7   Remedies Cumulative.  Except as otherwise provided herein, the
            -------------------
remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

     12.8   Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the internal laws of the State of California without regard to conflict of law principles.

     12.9   Arbitration.  If the Stockholder and Seller on the one hand or
            -----------
Buyer on the other hand delivers to such other party a notice, in accordance with Section 12.2 hereof, of any dispute arising with respect to this Agreement, then the parties shall use their best efforts to resolve such dispute. In the event the parties are unable to resolve such dispute within twenty (20) calendar days from receipt of such written notice, then any party may demand, by written notice to the other parties, that such issue shall be settled by binding arbitration to be held in New York, New York; provided, however, that the arbitrators may call and conduct hearings and meetings at such other places as the parties may agree (an "Arbitration Demand"). All such claims or disputes, including disputes relating to the breach, interpretation, termination or validity of this Agreement, shall be finally settled by arbitration under the Rules of the American Arbitration Association, as in force on the date of this Agreement, by one arbitrator appointed in accordance with said Rules. The Stockholder and Seller on the one hand and the Buyer on the other hand shall each designate one (1) individual within fifteen (15) calendar days after the delivery of the Arbitration Demand. Such designated individuals shall mutually agree upon and shall designate a third individual who shall who shall arbitrate the dispute (the "Arbitrator"). The Arbitrator shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement, nor to award punitive damages. The parties waive any rights they may have under the laws of any jurisdiction to apply to the courts of any such jurisdiction for relief from the provisions of this Section or from any decision of the Arbitrator absent fraud. The parties further waive any rights they may have under the laws of any jurisdiction to contest the enforcement of any arbitral award made under this Section. The final decision of the Arbitrator shall be furnished to the parties in writing and shall con stitute a conclusive determination of the issue in question, binding upon all parties and shall not be contested by any of them absent fraud. Each party shall bear its own fees (including its designated arbitrator's fees and attorney's fees) and other expenses associated with the arbitration. The non-prevailing party shall bear all other costs associated with such arbitration, except that the parties shall each pay fifty percent of the fees of the Arbitrator. For purposes of determining who is the prevailing party, Stockholder and Seller shall be deemed to be one and the same party.

     12.10  Attorneys' Fees.  If any party to this Agreement brings an action
            ---------------
against another party to this Agreement to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its reasonable costs and expenses, including reasonable attorneys' fees and costs, incurred in connection with such action, including any appeal of such action.

     12.11  Headings.  The section and other headings contained in this
            --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.12  Expenses.  Except as otherwise expressly provided herein, each party
            --------
to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby.

     12.13  No Third-Party Beneficiaries.  Except as specifically set forth
            ----------------------------
or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement. Notwithstanding the foregoing, no employee shall acquire any rights pursuant to Section 9.5(c).

     12.14  Severability.  If any term, provision, covenant or restriction of
            ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              SELLER:

                              SENSORY SYSTEMS LIMITED

                              By:  /s/ John Tillisch
                                 ----------------------------------------------
                                   Name:  John Tillisch
                                   Title: Managing Director

                              BUYER:

                              VTEK, INC.

                              By:  /s/ Larry Israel
                                 ----------------------------------------------
                                   Name:  Larry Israel
                                   Title: President and Chief Executive Officer


                              PARENT:

                              TELESENSORY CORPORATION


                              By:  /s/ Larry Israel
                                 ----------------------------------------------
                                   Name:  Larry Israel
                                   Title: President and Chief Executive Officer


                              STOCKHOLDER:

                                   /s/ John Tillisch
                              -------------------------------------------------
                              John Tillisch

              AMENDMENT #1 TO PURCHASE AGREEMENT OF MARCH 29,1996

This is Amendment #1 to the Asset Purchase Agreement of 29 March 1996 by and among VTEK, Inc., Telesensory Corporation, Sensory Systems Ltd. and John Tillisch.

     1 The parties agree that the cash portion of the Purchase Price to be delivered to Seller, after the Closing Estimate and all Purchase Price Adjustment Items as required by Section 3.2, shall be seven hundred forty-three thousand seven hundred pounds sterling ((Pounds)743,700).

     2. The parties further agree that "retained Payables" shall be redefined for purposes of Section 3.2(b) such that payables due from Seller to Parent at 22 March 1996 in the amount of two hundred seven thousand and seven hundred pound sterling ((Pounds)207,700) shall not be excluded from Retained Payables, and hence said amount shall be an increase under the Purchase Price Adjustment provisions of Section 3.2(b).

     3. The parties further agree that said amount of (Pounds)207,700, being a trade debt of Seller to Parent, shall be delivered at the Closing or promptly thereafter by Buyer's agent in the UK directly to Parent, pursuant to separate instructions of Parent, in satisfaction of said trade debt, rather than being delivered to Seller.

     4. Buyer's agent in the UK for purposes of said funds transfers (SJ Berwin & Co) is herewith authorized by the parties to effect the above funds transfers at Closing, or as soon thereafter as practicable, subject only to Seller's lending bank releasing its debenture or other liens against any assets of Seller which are being purchased by Buyer.

For Sensory Systems Ltd. and for himself as Stockholder:

          /s/ John Tillisch
     ----------------------------------------------------------
     John Tillisch, Managing Director

For VTEK, Inc. and Telesensory Corporation:


          /s/ Larry Israel
     ----------------------------------------------------------
     Larry Israel, President